EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 5, 2024, relating to the consolidated financial statements and schedule of Crexendo, Inc. and subsidiaries (the Company) appearing in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania

May 7, 2024